AMENDED

                                  EXHIBIT A

Investment Portfolio               Investment Management Fee   Continuation Date

Dreyfus Money Market Reserves               0.50%               April 4, 1999
Dreyfus U.S. Treasury Reserves              0.50%               April 4, 1999
Dreyfus Municipal Reserves                  0.50%               April 4, 1999
Dreyfus Disciplined Stock Fund              0.90%               April 4, 1999
Dreyfus Premier Limited Term                0.60%               April 4, 1999
Income Fund
Dreyfus Institutional Prime                 0.15%               April 4, 1999
Money Market Fund
Dreyfus Institutional Government            0.15%               April 4, 1999
Money Market Fund
Dreyfus Institutional U.S.                  0.15%               April 4, 1999
Treasury Money Market Fund
Dreyfus BASIC S&P 500 Stock                 0.20%               April 4, 1999
Index Fund
Dreyfus Premier Midcap Stock                1.10%               April 4, 1999
Fund
Dreyfus Premier Balanced Fund               1.00%               April 4, 1999
Dreyfus Bond Market Index Fund              0.15%               April 4, 1999
Dreyfus Premier Large Company               0.90%               April 4, 1999
Stock Fund
Dreyfus Premier Small Company               1.25%               April 4, 1999
Stock Fund
Dreyfus Disciplined Intermediate            0.55%               April 4, 1999
Bond Fund
Dreyfus Premier Tax Managed                 1.10%               April 4, 1999
Growth Fund
Dreyfus Premier Small Cap Value             1.25%               April 4, 1999
Fund
Dreyfus Disciplined Smallcap                1.25%               April 4, 2000
Stock Fund
Dreyfus Tax-Smart Growth                    1.10%               April 4, 2000
Fund